Exhibit 3.5

                          ARTICLES OF AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                               HOMESMART.COM, INC

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is HomeSmart.com, Inc

     SECOND: The following amendment to the Articles of Incorporation was adopted on July 12, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

             No shares have been issued or Directors Elected - Action by
     -----
 Incorporators

             No shares have been issued but Directors Elected - Action by
     -----
 Directors

            Such amendment was adopted by the board of directors where shares
     -----
Have been issued.

       X    Such amendment was adopted by a vote of the shareholders.  The
     -----
number of shares voted for the amendment was sufficient for approval.

     Article I of the Articles of Incorporation shall be amended so that, as amended, Article I reads in its entirety as follows:

                                    ARTICLE I
                                      NAME

            The name of the corporation is: HomeSmartUSA, Inc.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

     If these amendments are to have a delayed effective date, please list that date: Not applicable.

            (Not to exceed ninety (90) days from the date of filing)

                                            HOMESMART.COM, INC


                                            By:  /s/ Sharon Lee Bruen
                                               --------------------------------
                                                     Sharon Lee Bruen, Assistant
                                                     Secretary